Exhibit 99.1

MDWerks Announces Two New Contracts to Deploy its Proprietary

Spirits Rapid Aging System at Industry-Leading Spirits Companies

Green Cove Springs, FL – February 19, 2025 – MDWerks, Inc. (“MDWerks” or the “Company”) (OTCQB: MDWK), a forward-thinking company leading the charge in the world of sustainable technology, today announced that its subsidiary, Two Trees Beverage Company (“Two Trees”), has signed two separate, new contracts with two industry-leading spirits companies for the deployment and license of the Company’s proprietary Spirits Rapid Aging System (“SRAS”).

Under the first contract, entered into with one of the largest distilleries in the United States, the Company will build and deploy one SRAS at the customer’s facilities within the next 3 months, with the potential for additional SRAS deployments in the next 12 months.

Under the second contract, entered into with a leading U.S. wholesaler and broker of bulk spirits, the Company will build and deploy one SRAS at the customer’s facilities within the next 6 to 9 months, with the potential for additional SRAS deployments in the next 12 months.

Under both agreements, the Company’s subsidiary, RFS Specialties, LLC (“RFS”), will assemble the SRAS units and provide ongoing machine servicing and maintenance. The Company will receive recurring monthly license payments from the customers for use of the SRAS units, which leverage the Company’s patented energy wave technology.

Steven Laker, CEO of MDWerks, commented, “We are thrilled to partner with two world-class spirits companies through the deployment of our proprietary Spirits Rapid Aging Systems and related energy wave technology in their facilities. These are win-win agreements: our new clients will receive the economic and sustainability benefits of our ‘Whiskey-as-a-Service’ model, while we receive recurring revenue though the licensing arrangements. We expect to build on these watershed agreements and grow our SRAS deployments with these customers and other top spirits companies.”

SRAS Overview

The Company’s SRAS units leverage patented molecular energy wave technology that swiftly and sustainably transforms distillate to maturity, delivering traditional flavors in a fraction of the time without sacrificing quality and with greatly reduced environmental impact and cost. Versus traditional aging methods, the Company’s SRAS units deliver the following benefits:

●	Quicker aging (days vs. years)	●	Greater innovation

●	Less wood consumption (~90% less)	●	Faster speed to market

●	Less storage space (barrel housing)	●	Uncompromised quality

●	Less energy consumption	●	Lower carbon footprint

About MDWerks, Inc.

MDWerks, Inc. (“MDWerks”) (OTCQB: MDWK) is a forward-thinking company that is leading the charge in the world of sustainable technology. As a prominent provider of energy wave technologies, MDWerks is committed to developing innovative solutions that help businesses reduce their costs and drive business value. For more information, please visit https://mdwerksinc.com/.

MDWerks’ wholly owned subsidiary, Two Trees Beverage Company, is headquartered deep in the Appalachian Mountain country, creating fine spirits, aged sustainably. Two Trees’ fine spirits brands, including Two Trees® and Tim Smith Spirits®, have received multiple industry awards. For more information, please visit https://twotreesdistilling.com/.

MDWerks’ wholly owned subsidiary, RF Specialties, LLC (“RFS”), addresses companies’ most pressing challenges by implementing automated radio frequency technology systems in a sustainable way reducing costs and increasing speed to market when compared to traditional methods. For more information, please visit https://www.rfspecialtiesus.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by MDWK and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause MDWK’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for MDWK’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

MDWerks, Inc.

Steven Laker

T: (252) 501-0019

stevel@mdwerksinc.com

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@equityny.com